VAM INSTITUTIONAL FUNDS, INC.

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made and entered into as of the 30th day of April, 1997, by and between VAM Institutional Funds, Inc., a Minnesota corporation (the "Company"), for and on behalf of each series of the Company (each series is referred to hereinafter as a "Fund"), and Dougherty Dawkins LLC, a Minnesota limited liability company (the "Underwriter"). This Agreement shall apply to each class of shares offered by the following Funds:

                  Segall Bryant & Hamill Growth and Income Fund (currently offering Classes A, B and C shares)

                  VAM Financial Institutions Intermediate Duration Portfolio (currently offering a single class of shares)

                  VAM Financial Institutions Core Portfolio (currently offering a single class of shares)

                                   WITNESSETH:

         1. Underwriting Services. The Company, on behalf of each Fund, hereby engages the Underwriter, and the Underwriter hereby agrees to act, as principal underwriter for each Fund in the sale and distribution of the shares of each class of such Fund to the public, either through dealers or otherwise. The Underwriter agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold.

         2. Sale of Shares. The shares of each Fund are to be sold only on the following terms:

                  (a) All subscriptions, offers, or sales shall be subject to acceptance or rejection by the Company. Any offer for or sale of shares shall be conclusively presumed to have been accepted by the Company if the Company shall fail to notify the Underwriter of the rejection of such offer or sale prior to the computation of the net asset value of such shares next following receipt by the Company of notice of such offer or sale.

                  (b) No share of a Fund shall be sold by the Underwriter (i) for any consideration other than cash or, pursuant to any exchange privilege provided for by the applicable currently effective Prospectus or Statement of Additional Information (hereinafter referred to collectively as the "Prospectus"), shares of any other investment company for which the Underwriter acts as an underwriter, or (ii) except in instances otherwise provided for by the applicable currently effective Prospectus, for any amount less than the public offering price per share, which shall be determined in accordance with the applicable currently effective Prospectus.

                  (c) In connection with certain sales of shares of Segall Bryant & Hamill Growth and Income Fund ("Growth and Income Fund"), a contingent deferred sales charge will be imposed in the event of a redemption transaction occurring within a certain period of time following such a purchase, as described in the applicable currently effective Prospectus and Statement of Additional Information.

                  (d) The front-end sales charge, if any, for any class of shares of Growth and Income Fund may, at the discretion of the Company and the Underwriter, be reduced or eliminated as permitted by the Investment Company Act of 1940, and the rules and regulations thereunder, as they may be amended from time to time (the "1940 Act"), provided that such reduction or elimination shall be set forth in the Prospectus for such class, and provided that the Company shall in no event receive for any shares sold an amount less than the net asset value thereof. In addition, any contingent deferred sales charge for any class of shares of Growth and Income Fund may, at the discretion of the Company and the Underwriter, be reduced or eliminated in accordance with the terms of an exemptive order received from, or any applicable rule or rules promulgated by, the Securities and Exchange Commission, provided that such reduction or elimination shall be set forth in the Prospectus for such class of shares.

                  (e) The Underwriter shall require any securities dealer entering into a selected dealer agreement with the Underwriter to disclose to prospective investors the existence of all available classes of shares of a Fund and to determine the suitability of each available class as an investment for each such prospective investor.

         3. Registration of Shares. The Company agrees to make prompt and reasonable efforts to effect and keep in effect, at its expense, the registration or qualification of each Fund's shares for sale in such jurisdictions as the Company may designate.

         4. Information to be Furnished to the Underwriter. The Company agrees that it will furnish the Underwriter with such information with respect to the affairs and accounts of the Company (and each Fund or class thereof) as the Underwriter may from time to time reasonably require, and further agrees that the Underwriter, at all reasonable times, shall be permitted to inspect the books and records of the Company.

         5. Allocation of Expenses. During the period of this Agreement, the Company shall pay or cause to be paid all expenses, costs and fees incurred by the Company which are not assumed by the Underwriter. The Underwriter agrees to provide, and shall pay costs which it incurs in connection with providing, administrative or accounting services to shareholders of each Fund (such costs are referred to as "Shareholder Servicing Costs"). Shareholder Servicing Costs include all expenses of the Underwriter incurred in connection with providing administrative or accounting services to shareholders of each Fund, including, but not limited to, an allocation of the Underwriter's overhead and payments made to persons, including employees of the Underwriter, who respond to inquiries of shareholders regarding their ownership of Fund shares, or who provide other administrative or accounting services not otherwise required to be provided by the applicable Fund's investment adviser or transfer agent. The Underwriter shall also pay all costs of distributing the shares of each Fund ("Distribution Expenses"). Distribution Expenses include, but are not limited to, initial and ongoing sales compensation (in addition to sales loads) paid to investment executives of the Underwriter and to other broker-dealers and participating financial institutions; expenses incurred in the printing of prospectuses, statements of additional information and reports used for sales purposes; expenses of preparation and distribution of sales literature; expenses of advertising of any type; an allocation of the Underwriter's overhead; payments to and expenses of persons who provide support services in connection with the distribution of Fund shares; and other distribution-related expenses.

         6. Compensation to the Underwriter

         (a) As compensation for all of its services provided and its costs assumed under this Agreement, the Underwriter shall receive the following forms and amounts of compensation in connection with sales of shares of Growth and Income Fund:

                  (i) The Underwriter shall be entitled to receive or retain any front-end sales charge imposed in connection with sales of shares of such Fund, as set forth in the applicable current Prospectus. Up to the entire amount of such front-end sales charge may be reallowed by the Underwriter to broker-dealers and participating financial institutions in connection with their sale of Fund shares. The amount of the front-end sales charge (if any) may be retained or deducted by the Underwriter from any sums received by it in payment for shares so sold. If such amount is not deducted by the Underwriter from such payments, such amount shall be paid to the Underwriter by the Company not later than five business days after the close of any calendar quarter during which any such sales were made by the Underwriter and payment received by the Company.

                  (ii) The Underwriter shall be entitled to receive or retain any contingent deferred sales charge imposed in connection with any redemption of shares of such Fund, as set forth in the applicable current Prospectus.

                  (iii) Pursuant to the Company's Plan of Distribution adopted on behalf of such Fund in accordance with Rule 12b-1 under the 1940 Act (the "Plan"):

                           (A) Class A of such Fund is obligated to pay the
                  Underwriter a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable quarterly, at the annual rate of .25% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Company's Board of Directors. Until further action by the Board of Directors, all of such fee shall be designated and payable as a Shareholder Servicing Fee.

                           (B) Class B of such Fund is obligated to pay the
                  Underwriter a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable quarterly, at the annual rate of 1.00% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Company's Board of Directors. Until further action by the Board of Directors, a portion of such total fee equal to .25% per annum of the average net assets of such class shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

                           (C) Class C of such Fund is obligated to pay the
                  Underwriter a total fee in connection with the servicing of shareholder accounts of such class and in connection with distribution-related services provided in respect of such class, calculated and payable quarterly, at the annual rate of 1.00% of the value of the average daily net assets of such class. All or any portion of such total fee may be payable as a Shareholder Servicing Fee, and all or any portion of such total fee may be payable as a Distribution Fee, as determined from time to time by the Company's Board of Directors. Until further action by the Board of Directors, a portion of such total fee equal to .25% per annum of the average daily net assets of such class shall be designated and payable as a Shareholder Servicing Fee and the remainder of such fee shall be designated as a Distribution Fee.

         (b) With respect to VAM Financial Institutions Intermediate Duration Portfolio and VAM Financial Institutions Core Portfolio (the "VFI Funds") it is understood and agreed by the parties hereto that the sale of Fund shares will benefit the Underwriter, which is an affiliate of the investment sub-adviser for such Funds, and therefore the Underwriter will receive no additional compensation for services it performs hereunder in connection with sales of Fund shares.

         In connection with the Underwriter's ongoing servicing and/or maintenance of VFI Funds shareholder accounts, each Fund is obligated, pursuant to the Company's Service Plan, to pay the Underwriter a service fee, calculated and payable monthly, at the annual rate of .05% of the value of the average daily net assets of such Fund.

         (c) Average daily net assets shall be computed in accordance with the applicable currently effective Prospectus. Amounts payable to the Underwriter under the Rule 12b-1 Plan may exceed or be less than the Underwriter's actual Distribution Expenses and Shareholder Servicing Costs. Similarly, amounts payable to the Underwriter under the Service Plan may exceed or be less than the Underwriter's actual Shareholder Servicing Costs. In the event such costs exceed amounts payable to the Underwriter under the Rule 12b-1 Plan or the Service Plan, the Underwriter shall not be entitled to reimbursement by the Company.

         (d) In each year during which this Agreement remains in effect, the Underwriter will prepare and furnish to the Board of Directors of the Company, and the Board will review, on a quarterly basis, written reports that set forth the amounts expended under this Agreement, the Rule 12b-1 Plan and the Service Plan, on a class by class basis as applicable, and the purposes for which those expenditures were made.

         7. Limitation of the Underwriter's Authority. The Underwriter shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent any Fund or the Company.

         8. Subscription for Shares--Refund for Canceled Orders. The Underwriter shall subscribe for the shares of a Fund only for the purpose of covering purchase orders already received by it or for the purpose of investment for its own account. In the event that an order for the purchase of shares of a Fund is placed with the Underwriter by a customer or dealer and subsequently canceled, the Underwriter shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if the Underwriter has paid the Fund for such shares, shall be entitled to receive from the Fund in refund of such payment the lesser of:

                  (a) the consideration received by the Fund for said shares; or

                  (b) the net asset value of such shares at the time of cancellation by the Underwriter.

         9. Indemnification of the Company. The Underwriter agrees to indemnify each Fund and the Company against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost, or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the shares of such Fund by the Underwriter. In the event of the threat or institution of any such litigation or legal proceedings against any Fund, the Underwriter shall defend such action on behalf of the Fund or the Company at the Underwriter's own expense, and shall pay any such liability, judgment, cost, or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, the Underwriter shall not be required to pay or reimburse a Fund for any liability, judgment, cost, or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Company to the Underwriter, or to the Underwriter by a director, officer, or employee of the Company who is not an "interested person," as defined in the provisions of the 1940 Act, of the Underwriter, unless the information so supplied or omitted was available to the Underwriter or the Fund's investment adviser without recourse to the Fund or the Company or any such person referred to above.

         10. Freedom to Deal With Third Parties. The Underwriter shall be free to render to others services of a nature either similar to or different from those rendered under this contract, except such as may impair its performance of the services and duties to be rendered by it hereunder.

         11. Effective Date, Duration and Termination of Agreement.

         (a) The effective date of this Agreement is set forth in the first paragraph of this Agreement. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of one year after the date of its execution, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by a vote of the Board of Directors of the Company, and of the directors who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Company and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), cast in person at a meeting called for the purpose of voting on this Agreement.

         (b) This Agreement may be terminated at any time with respect to any Fund or class thereof without the payment of any penalty, by the vote of a majority of the members of the Board of Directors of the Company who are not "interested persons" (as defined in the provisions of the 1940 Act) of the Company and have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, without limitation, this Agreement), or by the vote of a majority of the outstanding voting securities of such Fund (or class thereof), or by the Underwriter, upon 60 days' written notice to the other party.

         (c) This Agreement shall automatically terminate in the event of its "assignment" (as defined by the provisions of the 1940 Act).

         (d) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities of a Fund (or class thereof) shall mean the lesser of (i) the vote of 67% or more of the voting securities of such Fund (or class thereof) present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's (or class's, as applicable) outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of such Fund (or class thereof).

         12. Amendments to Agreement. No material amendment to this Agreement shall be effective until approved by the Underwriter and by vote of a majority of the Board of Directors of the Company who are not interested persons of the Underwriter.

         13. Notices. Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         IN WITNESS WHEREOF, the Company and the Underwriter have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                         VAM INSTITUTIONAL FUNDS, INC.


                                         By /s/ John G. Taft
                                            -----------------------------------
                                            Its President
                                                -------------------------------


                                         DOUGHERTY DAWKINS LLC


                                         By /s/ Gerald A. Kraut
                                            -----------------------------------
                                            Its President
                                                -------------------------------